Exhibit 5.1

[Jones Day Letterhead]

December 18, 2009

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Re:	Registration Statement on Form S-3 Filed by

International Coal Group, Inc. and the Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as counsel for International Coal Group, Inc, a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of $600,000,000 of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be (A) guaranteed by the Company’s subsidiaries listed on Annex A hereto (the “Delaware Guarantors”) and Annex B hereto (the “Other Guarantors” and, together with the Delaware Guarantors, the “Guarantors”)) by the issuance from time to time, on a delayed basis, of guarantees of the Debt Securities (the “Guarantees”), and/or (B) convertible into or exchangeable for Common Stock, in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, the Common Stock and the Guarantees are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.	The Guarantees (a) when duly executed by the Guarantors and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Guarantors.

International Coal Group, Inc.

December 18, 2009

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) the Company and, as applicable, the Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of Common Stock, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Common Stock; (v) the resolutions authorizing the Company and, as applicable, the Guarantors to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company and, as applicable, the Guarantors; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that: (i) an Indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Guarantors and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

With respect to the Other Guarantors, we have further assumed that (i) each Other Guarantor is a corporation existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its obligations under the Indenture, the Debt Securities and the Guarantees; (ii) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; and (iii) the Indenture, the Debt Securities and the Guarantees (a) have been (1) duly authorized by each Other

International Coal Group, Inc.

December 18, 2009

Guarantor and (2) executed and delivered by each Other Guarantor under the laws of its jurisdiction of incorporation, (b) do not violate the laws the jurisdiction of incorporation of each Other Guarantor and (c) constitute valid and binding obligations of each Other Guarantor under the laws its jurisdiction of incorporation.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. The opinions expressed herein are limited to the laws of the State of New York, the Delaware Limited Liability Company Act and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Delaware Guarantors

Name	Jurisdiction

CoalQuest Development LLC	Delaware
Hunter Ridge, Inc.	Delaware
Hunter Ridge Coal Company	Delaware
Hunter Ridge Holdings, Inc.	Delaware
ICG, Inc.	Delaware
ICG, LLC	Delaware
ICG ADDCAR Systems, LLC	Delaware
ICG Beckley, LLC	Delaware
ICG East Kentucky, LLC	Delaware
ICG Eastern, LLC	Delaware
ICG Eastern Land, LLC	Delaware
ICG Hazard, LLC	Delaware
ICG Hazard Land, LLC	Delaware
ICG Illinois, LLC	Delaware
ICG Knott County, LLC	Delaware
ICG Natural Resources, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
Marine Coal Sales Company	Delaware
Powell Mountain Energy, LLC	Delaware
Simba Group, Inc.	Delaware
Upshur Property, Inc.	Delaware

Annex B

Other Guarantors

Name	Jurisdiction

Bronco Mining Company, Inc.	West Virginia
Hawthorne Coal Company, Inc.	West Virginia
Juliana Mining Company, Inc.	West Virginia
King Knob Coal Co., Inc.	West Virginia
Melrose Coal Company, Inc.	West Virginia
Patriot Mining Company, Inc.	West Virginia
Vindex Energy Corporation	West Virginia
White Wolf Energy, Inc.	Virginia
Wolf Run Mining Company	West Virginia